EXHIBIT 15

July 7, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Aluminum Company of America

     1.   Form S-8  (Registration No. 33-24846)
          Alcoa Savings Plan for Salaried Employees

     2.   Form S-8  (Registration No. 33-60305)
          Long Term Stock Incentive Plan

     3.   Form S-3  (Registration No. 33-49997) and
          Form S-3 (Registration No. 33-60045)
          Debt Securities and Warrants to Purchase Debt
          Securities, Preferred Stock and Common Stock

We are aware that our report dated July 7, 1995, accompanying interim financial information of Aluminum
Company of America (Alcoa) and subsidiaries for the three-month period ended June 30, 1995, is incorporated by reference in the registration statements referred to above.
Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,



/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.